EXHIBIT 23

Consent of Independent Auditors

        We consent to the incorporation by reference in Registration Statement No. 333-80605 of German American Bancorp on Form S-8 of our report dated September 25, 2003 on the financial statements of the German American Bancorp Employee Stock Purchase Plan as of August 16, 2003 and 2002 and for each of the three years in the period ended August 16, 2003 included in this Annual Report on Form 11-K.

November 12, 2003 Indianapolis, Indiana	/s/ Crowe Chizek and Company LLC Crowe Chizek and Company LLC